                          Fleetwood Credit Receivables Corp.
                         FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                               Servicer's Certificate
                          For the Month of November, 1996


Principal and Interest Collections

   Beginning Pool Balance                                 (1) $197,833,004.05

   Beginning Pool Factor [(1)/$ 205,480,433.58]           (2)       0.9627827

   Principal Collected                                     (3)    3,036,249.27

   Interest Collected                                      (4)    1,521,942.34

      Less:  Accrued Interest Prior to Cut Off Date       (5)      946,479.91

      Less:  Additional Purchased Accrued Interest       (5a)            0.00

      Plus:  Purchased Accrued Interest-
             End of Collection Period                     (6)      962,692.73

      Net decrease/(increase) in Purchased
      Accrued Interest [(5)+(5a)-(6)]                     (7)      (16,212.82)

         Plus: "Non-Reimbursable Interest Payment"        (8)       10,762.30

            Total Interest Received
            [(4)-(5)-(5a)+(6)=(8)]                        (9)    1,548,917.46

   Additional Deposits
       (i)   Repurchase Amounts                          (10)            0.00
      (ii)   Liquidation Proceeds                        (11)       42,100.00
     (iii)   Yield Supplement Deposit Am ount            (12)            0.00

   Total Additional Deposits  [(10)+(11)+(12)]           (13)       42,100.00

   Total Available Funds [(3)+(9)+(13)]                  (14)    4,627,266.73

   Defaulted Receivable Principal Balance [(A1)]         (15)       61,874.21

   Ending Pool Balance [(1)-(3)-(15)                     (16) $194,734,880.57

   Ending Pool Factor [(16)/$ 205,480,433.58]            (17)       0.9477052

                          Fleetwood Credit Receivables Corp.
                         FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                               Servicer's Certificate
                          For the Month of November, 1996



Distributions:                                   Class A        Class B             Total
Class Percentage                                   96.5%            3.5%             100%
Pool Factor (Ending Pool Balance)              0.9477052      0.9477052        0.9477052
Class Coupon                                        6.90%          7.10%

November Beginning Pool Balance [(1)]    $190,908,848.91  $6,924,155.14    $197,833,004.05

November Ending Pool Balance [(16)]      $187,919,159.75  $6,815,720.82    $194,734,880.57

Collected Principal [(3)]                  $2,929,980.55    $106,268.72      $3,036,249.27

Collected Interest [(9)]                   $1,494,705.35     $54,212.11      $1,548,917.46

Other Collected Interest  [(9a)]                   $0.00          $0.00              $0.00

Additional Deposits [(10)+(11)]               $40,626.50      $1,473.50         $42,100.00

Servicing Fee [(1.0%/12)x(1)]               ($159,090.71)    ($5,770.13)      ($164,860.84)

Total Available Funds                      $4,306,221.69    $156,184.20      $4,462,405.89


Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]  $2,989,689.16    $108,434.32      $3,098,123.48

Interest Distributable Amount              $1,097,725.88     $40,967.92      $1,138,693.80
    [(1)x(coupon/12)]

Total Payments to Certificateholder        $4,087,415.04    $149,402.24      $4,236,817.28

Reserve Fund payment                               $0.00          $0.00              $0.00

Amount due Class B but paid to
Class A (subordination)                            $0.00

Class A Interest Carryover Shortfall               $0.00

Class A Principal Carryover Shortfall              $0.00

Class B Interest Carryover Shortfall                              $0.00

Class B Principal Carryover Shortfall                             $0.00

Amounts Remaining in the Certificate
Account to be paid to the Seller             $218,806.65      $6,781.96        $225,588.61

Memo:
Principal Difference                         ($19,082.11)      ($692.10)       ($19,774.21)
Interest Difference                          $237,888.76      $7,474.06        $245,362.82
Total                                          $218,806.65      $6,781.96        $225,588.61
/TABLE

                     Fleetwood Credit Receivables Corp.
                    FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                           Servicer's Certificate
                       For the Month of November, 1996


Determination of the Servicer Letter of Credit Amount

Number of Contracts - End of Month                   (45)                  N/A

Original number of contracts                         (46)                  N/A

Percent of Original Contracts remaining
          [((45)/(46))x100]                          (47)                  N/A

Original Servicer Letter of Credit Amount            (48)           $      N/A

Revised Servicer Letter of Credit Amount
   [Lessor of [(48)x(47) or the Beginning
   Pool Balance (1)]                                 (49)          $       N/A

Prior Month Servicer Letter of Credit Amount
  [Previous Month (49)]                              (50)          $       N/A

Servicer Letter of Credit Fee                        (51)          $       N/A

Yield Supplement Amount

Receivables with coupon rates below 7.90%
Principal Outstanding                                (52)          $       N/A

Number of receivables                                (53)                  N/A

Interest on the Receivables at their APR             (54)          $       N/A

Interest due on the Receivables at the
  Pass-Through Rate                                  (55)          $       N/A

Yield Supplement Amount [(54)-(55)]                  (56)          $       N/A

Defaulted Receivables

Amount of principal and accrued interest due from
Obligors on Defaulted Receivables
Principal                                       (A1)  $61,874.21
Interest                                        (A2)    1,998.62
Expense                                         (A3)      200.00

Total                                            (A)  $64,072.83

Less:   Liquidation Proceeds                     (B)  $42,100.00

Realized Loss  [(A1)+(A2)-(B)]                   (C)  $21,772.83

Cumulative Losses  (Including Expenses)          (D)  $21,972.83

Cumulative Loss Percentage  [(D)/$205,480,433.58]           0.01%
(Less than 1.5% ?)

                     Fleetwood Credit Receivables Corp.
                   FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                         Servicer's Certificate
                     For the Month of November, 1996




Beginning Reserve Fund Balance                           (57)$    3,673,530.01

 Plus:  Excess Amounts from Seller                      (57a)       225,588.61
 Plus:  Investment Earnings                             (57b)        15,535.97
 Less:  Reserve Fund Payments                            (58)             0.00
         Subtotal Reserve Fund                               $    3,914,654.59
 Plus:  Beginning Negative Carry Balance                (58a)             0.00
 Plus:   Negative Carry Investment Earnings             (58b)             0.00
 Less:  Payment from Negative Carry                     (58c)             0.00

 Ending Negative Carry Balance                          (58d)             0.00

Reserve Fund Prior to Payments to Seller                 (59)$    3,914,654.59

Required Reserve Fund Balance:
 (Lesser of 1 or 2)

(1) Greater of:  $4,109,609 or 2.00% of the Ending Pool Balance
    (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
    Percentage exceeds 1.5%), or (2);

(2) (18% - Subordination Fraction) x the Ending Pool Balance                NA

Required Amount                                         (60)$     4,109,609.00

Amount of Excess Reserve released  [(59)-(60)]          (61)$             0.00
 (No Release to be made during Pre-funding period)


Ending Reserve Fund Balance to be invested              (62)$     3,914,654.59
     (including Negative Carry Balance)


Reserve Fund Balance as a Percent
        of the Ending Pool Balance                      (63)             2.01%

Interest Income on Reserve Fund for November, 1996
      from The Chase Manhattan Bank                     (64)$        15,535.97

Interest Income on Negative Carry Balance for           (65)$             0.00
      November, 1996 from The Chase Manhattan Bank

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                             Servicer's Certificate
                         For the Month of November, 1996


Reconciliation of Net Payment to the Trustee

Available Funds                                             $     4,627,266.73
 Servicing Fees                                             $
(164,860.84)
Total Available Funds                                       $     4,462,405.89

Total payments to Class A                                   $     4,087,415.04
Total payments to Class B                                   $       149,402.24

Reserve Fund:
  Excess from Seller [(57a)]                                $       225,588.61
  Reserve Fund Payments [(58)]                              $             0.00
Gross payment to the Trustee                                $     4,462,405.89

Amounts Held by Trustee:
  Less: Amount released from Reserve Fund in excess of
        $4,109,609 (Net of Reserve Fund payment) [(61)]     $             0.00

  Less: Balance of Prefunded Account payable
        to Certificateholders                                              N/A

  Less: Amount paid from Negative Carry
        Balance [(58c)]                                                    N/A
  Less: Amount paid from Pre-Funded
        Amount Earnings [(72)]                                             N/A
  Total Other Collected Interest (9a)                                      N/A

Total Amount Held by Trustee                                $             0.00

Net payment to the Trustee                                  $     4,462,405.89


Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                             (70)               N/A
        [Prior Month (74)]

  Less: Amount applied to the purchase of
        Subsequent Receivables                          (71)               N/A
  Plus: Earnings on Pre-Funded Amount                   (72)               N/A
  Less: Payment of Earnings                             (73)               N/A

Ending Pre-Funding Amount                               (74)               N/A

Account Activity
       Number of Accounts - Beginning of Month                           8,366

         Less:  Account Paid Off / Repurchased                              83

         Plus:  Accounts in Collateral Addition                              0

       Number of Accounts - End of Month                                 8,283

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                         5

      Aggregate Principal Balance Outstanding               $        65,899.25

                      Fleetwood Credit Receivables Corp.
                    FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                           Servicer's Certificate
                       For the Month of November, 1996

Delinquent Accounts
    Period of Delinquency          Units         Amount    Percent of Pool

    30 - 59 days                       4   $  70,871.09             0.036%
    60 - 89 days                       1       3,322.82             0.002%
    90 days or more                    0      42,273.26             0.022%
         Total                         6   $ 116,467.17             0.060% (A)

    Repossession Inventory             5   $  65,899.25              0.03% (B)

Delinquency Percentage
                                                                  Quarter
                                   NOV      DEC          JAN       Total (Avg)

    90 days or more  (000)       $ 42.3    $ N/A       $ N/A       $ N/A

    Repossession Inventory (000) $ 65.9    $ N/A       $ N/A       $ N/A

    Total                        $108.2    $ N/A       $ N/A       $ N/A (A)
    Ending Pool Balance (mils)   $194.7    $ N/A       $ N/A       $ N/A (B)

    Delinquency Percentage (A)/(B)                                   N/A

Realized Loss Analysis
                                                                  Quarter
                                   NOV      DEC         JAN        Total
Realized Losses/(Recoveries) (X)
 [(A1+(A2)-(B)]  (000)           $ 21.8    $ N/A       $ N/A       $ N/A (Sum)

Beginning Pool Balance (mils)    $197.8    $ N/A       $ N/A       $ N/A (Avg)

Realized Loss Percentage
 (Less than 1.5%?)  [((X)/(Y))*4]                                    N/A

Realized Losses Since Inception (less than $3,082,207 ?)          $ 21,772.83

Change in Realized Losses                                         $ 21,772.83

Proceeds from Insurance and Dealer Repurchases

   Proceeds received during the month from
        physical damage insurance                                 $      0.00

   Proceeds received during the month from Dealer
        repurchase obligations relating to Defaulted
        Receivables                                               $      0.00